EXHIBIT 23-A





                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statements of General Public Utilities Corporation on Forms S-8 (File Nos. 33-32325, 33-32326, 33-34661, 33-32327, 33-51037,
          33-32328 and 33-51035) and Forms S-3 (File No. 33-30765) of our
          report dated January 31, 1996, on our audits of the consolidated financial statements and financial statement schedule of General Public Utilities Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1995.





          New York, New York
          March 11, 1996